UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 Or 15(d) of the

 Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 19, 2015

SALEM MEDIA GROUP, INC.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07  SUMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SIGNATURE

ITEM 5.07

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Salem Media Group, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on May 19, 2015.  The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal # 1 – Election of Directors:

Each of the seven (7) nominees for directors were elected to serve a one (1) year term expiring at the Company’s 2016 Annual Meeting of Stockholders or until his successor is elected and qualified.

Name	Class A Votes For	Class B Votes For*	Total Votes For	Votes Against	Abstain	Broker Non-Votes
Mr. Stuart W. Epperson	15,902,795	55,536,960	71,439,755	543,095	15,440	2,529,258
Mr. Edward G. Atsinger III	16,014,552	55,536,960	71,551,512	437,338	9,440	2,529,258
Mr. Roland S. Hinz	13,911,433	N/A	13,911,433	2,541,363	8,534	2,529,258
Mr. Richard A. Riddle	15,990,975	N/A	15,990,975	461,821	8,534	2,529,258
Mr. Jonathan Venverloh	15,975,743	55,536,960	71,512,703	476,053	9,534	2,529,258
Mr. James Keet Lewis	15,975,148	55,536,960	71,512,108	476,447	9,735	2,529,258
Mr. Eric H. Halvorson	16,019,392	55,536,960	71,556,352	427,394	14,544	2,529,258

*Each share of Class B common stock is entitled to ten (10) votes per share.  The numbers reflected in the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes).

Mr. Richard A. Riddle and Mr. Roland S. Hinz were nominated by the Board of Directors as ‘independent directors’ for whom the holders of Class A common stock are entitled to vote as a class, exclusive of the holders of Class B common stock.

Each of the other five (5) nominees are to be elected by the holders of Class A and Class B common stock voting as a single class, with each share of Class A common stock entitled to one (1) vote per share and each share of Class B common stock entitled to ten (10) votes per share.

Proposal # 2 – Ratification of Appointment of SingerLewak LLP as the Corporation’s Independent Registered Public Accounting Firm:

FOR:

74,468,058

AGAINST:

26,342

ABSTAIN:

33,148

BROKER NO VOTE:

0

No other matters were submitted for stockholder action at the 2015 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: May 21, 2015	By:/s/CHRISTOPHER J. HENDERSON
Christopher J. Henderson
Senior Vice President, General Counsel and Secretary